POWER OF ATTORNEY

Crown Finance Foundation, registered at “Am Schrägen Weg 14, FL-9490 Vaduz” represented by Dr. Norbert Seeger, Attorney-at-Law, Vaduz, and Dr. Christian Zangerle, Vaduz, with joint signature right by two, herewith empowers
Mr. Franz Thomas Alexander Wolf, holder of Passport No. 256200930 of the Federal Republic of Germany, issued on March 24, 2006 by Berzirksamt Lichtenberg von Berlin
to sign on behalf of Crown Finance Foundation reports to be filed with the United States Security and Exchange Commission under the Securities Exchange Act of 1934.
This Power of Attorney is valid until 31st August 2009.
Vaduz, 31st August 2008
(SEAL)

CROWN FINANCE FOUNDATION

/s/ Dr. Norbert Seeger (Dr. Norbert Seeger)		/s/ Dr. Christian Zangerle (Dr. Christian Zangerle)
Die Echtheit der Unterschrift des		Die Echtheit der Unterschrift des
Herrn Dr. Norbert SEEGER,		Herrn Dr. iur. Christian ZANGERLE,
Rechtsanwalt,		geb. am 29.12.1956,
FL-9490 Vaduz,		wird beglaubigt.	(SEAL)
wird bestätigt.		Fürstliches Landgericht, Kanzlei
Fürstl. Liechtenstein. Landgerichtskanzlei	(STAMP)	Vaduz, am	(STAMP)
Vaduz, den __________

APOSTILLE
(Convention de La Haye du 5 octobre 1961)
1.	Land: Fürstentum Liechtenstein

Diese öffentliche Urkunde

2.	ist unterschrieben von Herm Malk Schädler

3.	in seiner Eigenschaft als Beglaubigungsperson beim Fürstl. Liecht. Landgericht

4.	sie ist versehen mit dem Siegel/Stempel des (der) Fürstl. Liecht. Landgerichtskanzlei
Bestätigt
5.	in 9490 Vaduz

6.	am 16 Sep, 2008

7.	durch Regierungskanzlei Vaduz

8.	unter Nr. 08.72248

9. Siegel/Stempel	10. Unterschrift

(STAMP)	/s/ Martina Düsel

Martina Düsel Verwaltungs-Angestellte